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                                                                   Exhibit 10.31

                   SEPARATION AGREEMENT AND GENERAL RELEASE


     This Separation Agreement and General Release is made and entered into on this ____ day of ____________, 2000, by and between Harris Financial, M.H.C., Harris Financial, Inc., Harris Savings Bank, and New Harris Financial, Inc., its successors, assigns, subsidiaries, and affiliates (collectively "Harris") and William M. Long ("Executive").

     WHEREAS, Executive is currently employed as Senior Vice President, Lending Division of Harris Savings Bank; and

     WHEREAS, Executive has indicated his desire to voluntarily terminate his employment as an employee and officer of Harris; and

     WHEREAS, pursuant to Executive's voluntary termination of employment, Harris is willing to provide certain salary continuation benefits to Executive.

     NOW THEREFORE, in consideration of the foregoing, the promises and covenants contained herein and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Termination of Employment.  Executive and Harris hereby agree that
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Executive will voluntarily terminate his employment as an employee and officer of Harris effective on the date which is the earlier of (a) sixty (60) days after the effective date of the merger of York Financial, Inc. into New Harris Financial, Inc. ("Merger"), or (b) the date, as selected by Harris and communicated to Executive which is after the Merger but prior to the date described in (a) above (the "Termination Date"). Provided that Executive has not revoked this Agreement, once executed by him, within the revocation period set forth in Paragraph 10(f), Executive's last day
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of employment with Harris will be the Termination Date and following such date
Harris will pay or commence paying to Executive the benefits described in the following Paragraphs.

     2.  Salary Continuation and Health Benefits.  Commencing with the first
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payroll date following Executive's Termination Date, as described in Paragraph 1 above, Harris agrees: (a) to pay to Executive a monthly benefit equal to $__________ commencing as of the date set forth above and continuing for a period of twenty-four (24) months; (b) to pay a percentage of Executive's health plan continuation coverage premium ("COBRA"), provided Employee elects COBRA coverage, for the first twelve (12) months following Executive's Termination Date, in an amount equal to the employer paid percentage then paid by Harris for active employees under its group health plan. Provided however, Harris shall cease making payments on behalf of Executive pursuant to this subparagraph 2(b) if, prior to the expiration of the twelve (12) month period, Executive becomes eligible to participate under any other group health plan.

     3.  References and Employer Property.  All requests for references directed
         --------------------------------
to Harris by third parties shall be directed to Vice President of Human Resources of Harris. Upon Executive's termination of employment, Executive agrees to return to Harris all property and documents of Harris then in his possession.

     4.  Out-placement Services  Harris agrees to provide up to $ 7,500 on
         ------------------------
behalf of Executive payable to an outplacement service of his/her choice.

     5.  Life Insurance.  Harris confirms to Executive that Executive has the
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option to convert existing life insurance coverages maintained by Harris for
Executive for a period of thirty-one (31) days following Executive's termination of employment. To the extent Executive does not elect to convert said life insurance coverages to private policy coverages, all life

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insurance maintained by Harris covering Executive shall cease as of Executive's termination of employment.

     6.  Death of Executive.  If Executive should die after benefits have
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commenced under this Agreement but before receiving all such payments, Harris shall pay the remaining benefits to the Executive's designated beneficiary.

     7.  Tax Withholding.  Harris shall withhold any and all taxes which are
         ---------------
required to be withheld from any benefits paid under this Agreement to Executive.

     8.  Non-Solicitation Confidential Information.  In consideration of Harris
         -----------------------------------------
entering into this Agreement and agreeing to make payments to Executive pursuant hereto, such payments to which Executive is otherwise not entitled to receive, Executive covenants and agrees that from the date of execution of this Agreement and at all times following Executive's Termination Date, he shall not directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company):

          (a) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time, or permanent basis, any individual who was employed by Harris during the two (2) year period immediately prior to Executive's Termination Date; or

          (b) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against Harris or transaction involving Harris; or

          (c) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of Harris, including, but not limited to, the names and addresses of customers of Harris, as they may have existed from time to time or of any of Harris' prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to

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     projects or other work developed by or for Harris, information relating to audits, strategic planning, acquisition strategies, employment information, and all other similar information. The restrictions contained in this subparagraph (c) apply to all information regarding Harris, regardless of the source who provided or compiled such information.

     Executive understands and agrees that Harris will suffer irreparable harm in the event that Executive breaches any of Executive's obligations under this Paragraph 8, and that Executive's forfeiture of remaining payments under this Agreement will be inadequate to compensate Harris for such breach. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of this Paragraph 8, Harris, in addition to and not in limitation of any other rights, remedies or damages available to Harris at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Executive, or by any representatives and any and all persons directly or indirectly acting for, on behalf of or with Executive.

     9.  Release of Claims.  In consideration of the benefits to be provided by
         -----------------
Harris to Executive, such benefits to which Executive is not otherwise entitled to receive, Executive hereby agrees as follows:

         (a) Executive knowingly and voluntarily releases and forever discharges Harris, of and from any and all claims, known and unknown, which Executive, his heirs, executors, administrators, successors, and assigns have or may have against Harris that accrued or arose at any time prior to the execution of this Separation Agreement and General Release, including, but not limited to, any alleged violations of Title VII of the Civil Rights Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Fair Labor Standards Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Pennsylvania Human Relations Act; the Pennsylvania Wage Payment and Collection Law; (S)(S) 1981-1988 of Title 42 of the U.S.C.; the Immigration Reform and Control Act; the National Labor Relations Act; any amendments to the foregoing statutes; any other federal, state, or local civil rights or employment-related law, regulation, or

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     ordinance; any public policy, contract, tort, or common law, including wrongful discharge, reliance, or promissory estoppel; and any allegations for costs, fees, or other expenses, including attorneys' fees.

          (b) Executive waives his right to file any action, charge, or complaint on his own behalf, and to participate in any action, charge, or complaint which may be made by any other person or organization on his behalf, with any federal, state, or local judicial body, court, or administrative agency against Harris, except where such waiver is prohibited by law. Should any such action, charge, or complaint be filed, Executive agrees that he will not accept any relief or recovery therefrom. Executive shall reimburse Harris for the fees and costs, including attorneys' fees, of defending such action, charge, or complaint.

          (c) Executive agrees not to disclose any information regarding the existence or substance of this Separation Agreement and General Release, except to any attorney with whom Executive chooses to consult regarding this Agreement, tax advisors, immediate family members, or where such disclosure is required by law.

          (d) Executive agrees that neither this Separation Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Harris of any liability or unlawful conduct of any kind.

          (e) In the event that Executive breaches or attempts to breach any provision of this Paragraph 10, Executive agrees that Harris will be entitled to proceed in any court of law or equity to stop or prevent such breach, and will be entitled to any and all forms of relief, including injunctive relief. Executive further agrees to reimburse Harris for all fees and costs, including attorneys' fees, incurred as a result thereof.

          (f) By signing this Agreement, Executive represents and agrees that:

              (1) this Agreement is entered into knowingly and voluntarily;

              (2) that he is receiving consideration from Harris in addition to anything of value to which he is already entitled;

              (3) that he has been given at least forty-five (45) days to consider this Agreement and has chosen to execute it on the date set forth above;

              (4) that he knowingly and voluntarily intends to be legally bound by this Agreement;

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               (5) that even though Harris contends that it is not legally required to do so, he has been provided with the job titles and ages of all individuals within the same organizational unit who have not terminated and who have not been offered benefits upon termination (Exhibit "A");

               (6) that he has been advised to consult with an attorney; and

               (7) that he has seven (7) days following the execution of this Agreement to revoke the same, in which case the obligations of the parties to this Agreement shall be null and void.

     10.  Severability.  Executive and Harris acknowledge that any restrictions
          ------------
contained in this Agreement are reasonable and that consideration for this Agreement has been exchanged. In the event that any provision of this Agreement shall be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in force and effect.

     11.  Construction.  This Agreement shall be construed in accordance with
          ------------
the laws of the Commonwealth of Pennsylvania

     12.  Captions.  The captions used herein are for convenience and reference
          --------
only and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions that they introduce.

     13.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties hereto and supersedes and renders null and void and of no force and effect any prior written or oral agreements between them including a Change in Control Agreement effective August 10, 1998, by and between Executive and Harris. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

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     14.  Binding Effect.  It is the intention of the parties hereto to be
          --------------
legally bound by the terms hereof and it is further intended that this Agreement be binding upon the respective heirs, successors, assigns, executors and administrators of the parties.

     15.  Amendment.  No amendment to this Agreement shall be binding unless in
          ---------
writing and signed by the parties hereto.

ATTEST:                                 HARRIS FINANCIAL, M.H.C.


______________________________          By:_________________________________
(Asst.) Secretary

(SEAL)


ATTEST:                                 HARRIS FINANCIAL, INC.


______________________________          By:_________________________________
(Asst.) Secretary

(SEAL)


ATTEST:                                 HARRIS SAVINGS BANK


______________________________          By:_________________________________
(Asst.) Secretary

(SEAL)

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ATTEST:                                 NEW HARRIS FINANCIAL, INC.


_________________________________       By:____________________________________
(Asst.) Secretary

(SEAL)


WITNESS:                                EXECUTIVE


_________________________________       _______________________________________
                                        William M. Long

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